Exhibit 16.1

[MERCADIAN, P.C. LOGO]

January 7, 2015

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Helios and Matheson Analytics Inc.’s statements included under Item 4.01 of its Form 8-K filed on January 7, 2015 and we agree with such statements concerning our firm.

Sincerely,

s/ Mercadien, P.C.

     Certified Public Accountants

MERCADIEN, P.C.

CERTIFIED PUBLIC ACCOUNTANTS